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                                                                     Exhibit 8.1

                      [Letterhead of O'Melveny & Myers LLP]

                                December 16, 1997


Aames Capital Corporation
Aames Capital Acceptance Corp.
350 South Grand Avenue
Los Angeles, California 90071


                           Re:  Aames Capital Corporation
                                   Aames Capital Acceptance Corp.
                                   Registration Statement on Form S-3
                                   Registration No. 333-21219

Ladies & Gentlemen:

                  We have acted as special tax counsel to Aames Capital Corporation, a California corporation ("ACC"), and Aames Capital Acceptance Corp., a Delaware corporation ("ACAC," and together with ACC, the "Transferors") in connection with the proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of asset-backed certificates (the "Certificates") and asset-backed bonds (the "Bonds") to be offered pursuant to a registration statement on Form S-3 (such registration statement as amended, the "Registration Statement") relating to the Certificates and the Bonds. The Registration Statement has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among one of the Transferors, as transferor, Aames Capital Corporation, as servicer (in such capacity, the "Servicer") and a trustee to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" for such Series of Certificates); each Series of Bonds will be issued under and pursuant to the conditions an indenture (the "Indenture") between ACAC or a trust, partnership, limited liability company or corporation formed by the Transferor solely for the purpose of issuing the related series of Bonds (the Transferor or any such entity, as applicable, the "Bond Issuer") and a trustee to be identified in the prospectus supplement for such Series of Bonds (the "Trustee" for such Series of Bonds).

                  In connection with rendering this opinion letter, we have examined the Registration Statement and such other documents, records and instruments as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Transferors or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.



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                  In arriving at the opinion expressed below, we have assumed that (i) each Pooling and Servicing Agreement and each Indenture will be duly and validly authorized by all necessary corporate action on the part of the related Transferor, or Bond Issuer, as applicable, the related Trustee, the Servicer, as applicable, and any other party thereto for the related Series of Certificates or Bonds, (ii) each Pooling and Servicing Agreement and each Indenture will be duly executed and delivered by the related Transferor or Bond Issuer, as applicable, the related Trustee, the Servicer, as applicable, and any other party thereto substantially in the form filed as an exhibit to the Registration Statement, that the Certificates or the Bonds of each Series will be duly executed and delivered substantially in the forms set forth in the form of Pooling and Servicing Agreement incorporated by reference as an exhibit to the Registration Statement or the form of Indenture filed as an exhibit to the Registration Statement, and (iii) the Certificates or the Bonds will be sold in the manner described in the Registration Statement.

                  In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the United States Internal Revenue Code of 1986, as amended, (the "Code") nor do we express any opinion, either implicitly or otherwise, or any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction.

                  As special tax counsel to ACC and ACAC, we have advised ACC and ACAC with respect to certain federal income tax aspects of the proposed issuance of each Series of Certificate or Bonds after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Certificates or Bonds that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates or the Bonds, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate.

                  This opinion set forth above is based on relevant provisions of the Code, Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

                  We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Federal Income Tax Consequences" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                         Respectfully submitted,

                                         /s/ O'Melveny & Myers LLP
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